                                                                    EXHIBIT 99.1


                          3333 HOLDING CORPORATION AND
                        CENTEX DEVELOPMENT COMPANY, L.P.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                  SCHEDULE III
                                 MARCH 31, 2003
                             (DOLLARS IN THOUSANDS)

                   Column A                    Column B             Column C                     Column D             Column E
------------------------------------------   ------------  --------------------------  --------------------------   ------------
                                                                                           Cost
                                                                                        Capitalized       Gross Amount at
                                                                                       Subsequent to      Which Carried at
                                                             Initial Cost to Company    Acquisition        Close of Period
                                                           --------------------------  -------------  --------------------------

                                                                         Buildings &      Land &                    Buildings &
                 Description                 Encumbrances     Land       Improvements  Improvements      Land       Improvements
------------------------------------------   ------------  -----------   ------------  ------------   -----------   ------------
Charlotte, North Carolina
  Westlake I - Industrial Building           $     1,671   $       341   $        --   $     1,626    $       341   $     1,626
  Westlake II - Industrial Building                4,703           486            --         4,896            486         4,896
  Westlake III - Industrial Building               3,562           439            --         3,601            441         3,599
  Westlake IV - Industrial Building               11,762         1,413            --        12,056          1,502        11,587
  Westlake V - Industrial Building                 4,823           625            --         4,704            628         4,701
  Westlake VI - Industrial Building                2,847         1,252            --         2,729          1,252         2,729
  Westlake VIII - Industrial Building             12,924         3,728            --        11,478          3,814        11,392

Camarillo, California
  Camarillo Business Center--Industrial
    Building                                       5,500         1,206         6,119             1          1,206         6,120
   Land held for development and sale              1,500         2,398            --            37          2,435            --
   Land held for development and sale                690         4,651            --         2,495          5,248            --

Palm Coast, Florida
   Land held for development and sale                 --        21,095            --            --          4,302            --

Waikoloa, Hawaii
   Land held for development and sale             25,175        33,029            --            --         27,619            --

Gardner, Massachusetts
  Summit I - Industrial Building                   1,829           205            --         2,155            205         2,155

Ann Arbor, Michigan
  State Street 11-12 - Office Building             2,278         1,210            --         2,725          1,309         2,625
   Land held for development and sale                441           897            --           (56)           841            --

Myrtle Beach, South Carolina
   Land held for development and sale              6,460        11,550            --            --          6,874            --

Dallas, Texas
  Citymark I - Office Building                    17,803         5,677        18,988           278          5,677        19,266

Grand Prairie, Texas
  Hilltop - Industrial Building                    4,289         2,013            --         4,553          2,061         4,505

Lewisville, Texas
  Vista Ridge Marketplace - Retail Center          4,996         5,324            --         3,804          5,327         3,801
                                             -----------   -----------   -----------   -----------    -----------   -----------
                                             $   113,253   $    97,539   $    25,107   $    57,082    $    71,568   $    79,002
                                             ===========   ===========   ===========   ===========    ===========   ===========


                   Column A                    Column F       Column G      Column H        Column I
------------------------------------------   ------------   ------------   -----------  ---------------



                                                                                         Life on Which
                                                                                        Depreciation in
                                                              Fiscal         Fiscal     Latest Income
                                             Accumulated       Year           Year      Statements is
                 Description                 Depreciation   Constructed     Acquired     is Computed
------------------------------------------   ------------   ------------   -----------  ---------------
Charlotte, North Carolina
  Westlake I - Industrial Building           $       256          1999                          (1)
  Westlake II - Industrial Building                  487          2000                          (1)
  Westlake III - Industrial Building                 253          2001                          (1)
  Westlake IV - Industrial Building                  613          2001                          (1)
  Westlake V - Industrial Building                   340          2001                          (1)
  Westlake VI - Industrial Building                  105          2002                          (1)
  Westlake VIII - Industrial Building                356          2002                          (1)

Camarillo, California
  Camarillo Business Center--Industrial
    Building                                         248                         2002           (1)
   Land held for development and sale                 --                         2002
   Land held for development and sale                 --                         1998

Palm Coast, Florida
   Land held for development and sale                 --                         2002

Waikoloa, Hawaii
   Land held for development and sale                 --                         2002

Gardner, Massachusetts
  Summit I - Industrial Building                     183          2000                          (1)

Ann Arbor, Michigan
  State Street 11-12 - Office Building                --          2002                          (1)
   Land held for development and sale                 --                        2000

Myrtle Beach, South Carolina
   Land held for development and sale                 --                        2002

Dallas, Texas
  Citymark I - Office Building                     1,671                        2000            (1)

Grand Prairie, Texas
  Hilltop - Industrial Building                       47          2003

Lewisville, Texas
  Vista Ridge Marketplace - Retail Center             83          2003
                                             -----------
                                             $     4,642
                                             ===========


(1) Depreciation of the real estate assets is calculated over the following estimated useful lives using the straight-line method:

                  Building and improvements           39 years
                  Tenant improvements                 Terms of leases

                          3333 HOLDING CORPORATION AND
                        CENTEX DEVELOPMENT COMPANY, L.P.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                              NOTE TO SCHEDULE III
                                 March 31, 2003
                             (DOLLARS IN THOUSANDS)

Balance at beginning of period                                               $     226,080
     Additions during period:
          Acquisitions through foreclosure                                              --
          Other acquisitions                                                            --
          Improvements etc.                                                         23,587
          Other                                                                         --
                                                                             -------------
                                                                             $      23,587
                                                                             -------------

    Deductions during period:
          Cost of real estate sold                                                 (91,325)
          Other                                                                     (7,772)(a)
                                                                             -------------
                                                                                   (99,097)
                                                                             -------------

Balance at close of period                                                   $     150,570
                                                                             =============


(a) Represents the transfer of land into Projects Under Development and the disposition of a property in an exchange.